Exhibit 99.1

AUDIT COMMITTEE CHARTER

FOR

SYSTEMAX INC.

(revised February 23, 2009)

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Systemax Inc. (the “Company”) is to (a) assist the Board with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; and (b) prepare the report that U.S. Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

The function of the Committee is oversight. It is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the report of the independent auditor. The Company’s management is responsible for the (i) preparation, presentation and integrity of the Company’s financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies, and (iii) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, except to the extent described below under “Performance Evaluation”.

Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent auditor for auditing, the financial statements.

Committee Duties and Responsibilities

The duties and responsibilities of the Committee are to:

1.                                       Retain and terminate the Company’s independent auditors (subject, if applicable, to shareholder ratification). The Committee shall conduct a re-proposal for the

Company’s independent auditors at least once every five years and oversee the rotation of the audit partners of the independent auditors as required by the Sarbanes-Oxley Act of 2002. The Committee shall have the sole authority to approve and/or pre-approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. It is the Company’s policy that any independent auditor responsible for auditing the Company’s financial statements shall not provide any consulting services to the Company except for tax consulting services and it is the Committee’s responsibility to enforce this policy. The Committee need not pre-approve non-audit services that fall within the “De Minimis Exception” set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended;

2.                                       At least annually, obtain and review a report by the independent auditor consistent with Independence Standards Board of Directors Standard No.1, describing: (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor’s work throughout the year, the Committee shall evaluate the auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and the appropriateness of rotating the audit firm itself. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the full Board;

3.                                       Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

4.                                       Review and discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to discuss in advance each earnings press release or each instance in which the Company provides earnings guidance;

5.                                       As appropriate, obtain advice and assistance from outside legal, accounting or other advisors;

6.                                       Review and discuss with management policies with respect to risk assessment and risk management. While it is the job of the chief executive officer and senior management to assess and manage the Company’s exposure to risk, the Committee shall discuss guidelines and policies to govern the process by which this is handled. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

7.                                       Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors;

8.                                       Annually discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The discussion shall address, to the extent applicable, any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office with respect to auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor. The Committee shall discuss with the independent auditor:

(a)                                  the responsibilities, budget and staffing of the Company’s internal audit function;

(b)                                 the Company’s critical accounting policies and practices;

(c)                                  alternative treatments of financial information within generally accepted accounting principles related to material items the independent auditors have discussed with management, ramifications of use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(d)                                 other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

The Company’s directors of internal audit shall report directly to the chief financial officer and the Committee at least four times per fiscal year, or more often as necessary;

9.                                       The Committee shall periodically review and discuss with management and the independent auditor: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the

Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

10.                                 The Committee shall review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting. The Committee shall review with management, the senior internal auditing executive, and the independent auditor, as appropriate, attestations and reports by the independent auditor on internal control over financial reporting.

11.                                 Set clear hiring policies for the hiring by the Company of employees or former employees of the independent auditors;

12.                                 Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

13.                                 Report regularly to the Board. The Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function;

14.                                 Review with the Company’s management the appropriateness and accounting treatment of all related-party transactions, including corporate acquisitions and sales of assets greater than $120,000;

15.                                 Review the content of CEO and CFO disclosures and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; and

16.                                 The Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to reports by the independent auditor made to the Company of illegal acts discovered by the independent auditor) has not been implicated.

Committee Membership

The Committee shall consist of at least three members of the Board, each of whom is, in the business judgment of the Board, “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules of the New York Stock Exchange and any other securities exchange on which the Company’s securities are listed. Each member of the Committee shall be financially literate (or shall become so within a reasonable period of time after appointment to the Committee), and at least one member of the Committee shall have “accounting or related financial management expertise” as such qualifications are interpreted by the Board in its business judgment, and qualify as a “financial expert” as defined by the U.S. Securities and Exchange Commission. No Committee member may serve on the audit committees of more than two other public companies, unless the Board has determined that such service will not impair the effectiveness of the member’s service on the Committee. The Board shall periodically determine (a) whether each Committee member meets such independence and experience requirements and (b) whether or not any member of the Committee is an “audit committee financial expert” as that term is defined by the rules and regulations of the Commission.

The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

The compensation to be paid by the Company to any Committee member must consist solely of director’s fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

Performance Evaluation

The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.

While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the Committee shall review: (i) major issues regarding accounting principles, and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of using alternative methods under generally accepted accounting principles (“GAAP”) on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

Resources and Authority of the Committee

In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants in the Committee’s sole discretion. The Committee may direct any officer of the Company, the independent auditor and/or the Company’s internal audit staff to inquire into and report to the Committee on any matter.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.